Exhibit 10.1

Notice of Grant of Stock Options and Option Agreement	CorVel Corporation ID: 33-0282651 2010 Main Street Suite 600 Irvine, California 92614

Scott McCloud
511 NW Mawrcrest Place
Gresham, OR United States 97030
ID:
You have been granted an option to acquire CorVel Corporation (the “Corporation”) common stock (the “Common Stock”) as follows:

Non-Qualified Stock Option Grant No.	003151
Date of Grant	5/26/2006
Stock Option Plan	1988
Option Price Per Share	$23.64
Total Number of Shares Granted	1,000.00
Total Price of Shares Granted	$23,640.00
Expiration Date	5/26/2011

Provided you continue to be a Service Provider (as defined in the Stock Option Agreement attached hereto as Exhibit A) throughout the specified period, the Option will become exercisable in accordance with Schedule A.
Optionee (and Optionee’s spouse) hereby agree(s) that the option is granted pursuant to and in accordance with the express terms and conditions of the Stock Option Agreement and the Corporation’s Restated 1988 Executive Stock Option Plan.

/s/ V. Gordon Clemons	5/26/2006

CorVel Corporation	Date

/s/ Scott R. McCloud	5/26/2006

Scott McCloud	Date

Spouse	Date

Section 16 Insiders Discretionary Option Grant Program
CorVel Corporation
Stock Option Agreement
     A. The Board has adopted the Plan for the purpose of retaining the services of selected Employees, non-employee members of the Board (or the board of directors of any Parent or Subsidiary) and independent consultants who provide services to the Company (or any Parent or Subsidiary).
     B. Optionee is to render valuable services to the Company (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company’s grant of an option to Optionee.
     C. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.
        Now, therefore, it is hereby agreed as follows:
        1. Grant of Option. Subject to and upon the terms and conditions set forth in this Agreement, Optionee is hereby granted, as of the Grant Date, an option to purchase the Option Shares. The Option Shares shall be purchasable from time to time during the option term at the Exercise Price.
        2. Option Term. This option shall expire at the close of business on the Expiration Date, unless sooner terminated in accordance with this Agreement.
        3. Limited Transferability.
            (a) Except as set forth in Paragraph 3(b), this option shall be neither assignable nor transferable by Optionee other than by will or the laws of inheritance following Optionee’s death and may be exercised, during Optionee’s lifetime, only by Optionee. Notwithstanding the foregoing, Optionee may designate one or more persons as the beneficiary or beneficiaries of this option, and this option shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon Optionee’s death while holding this option. Such beneficiary or beneficiaries shall take the transferred option subject to all the terms and conditions of this Agreement, including (without limitation) the limited time period during which this option may, pursuant to Paragraph 5, be exercised following Optionee’s death.
            (b) If this option is designated a Non-Statutory Option in the Grant Notice, then this option may be assigned in whole or in part during Optionee’s lifetime only to one or more members of Optionee’s immediate family or to a trust established exclusively for one or more such family members or to Optionee’s former spouse, to the extent such assignment is in connection with Optionee’s estate plan or pursuant to a domestic relations order. This assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Company may deem appropriate.
        4. Exercisability. This option shall become exercisable in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term.
        5. Effect of Cessation of Service.
            (a) Should Optionee cease to be a Service Provider for any reason (other than death, Permanent Disability or Misconduct) while this option is outstanding, then this option shall remain exercisable until the earlier of (i) the expiration of the three month period commencing with the date of such cessation of Service Provider status or (ii) the Expiration Date.
            (b) Should Optionee cease to be a Service Provider by reason of Permanent Disability or death while this option is outstanding, then the option shall remain exercisable until the earlier of (i) the expiration of the twelve month period commencing with the date of such cessation of Service Provider status or (ii) the Expiration Date.
            (c) Should Optionee cease to be a Service Provider due to termination for Misconduct, then this option shall terminate immediately.
            (d) During the limited period of post-service exercisability, this option may not be exercised in the aggregate for more than the number of Option Shares for which the option is exercisable at the time Optionee ceased to be a Service Provider. This option shall, immediately when Optionee ceases to be a Service Provider for any reason, terminate with respect to any Option Shares for which this option is not otherwise at that time exercisable. Upon the expiration of the limited post-service exercise period or (if earlier) upon the Expiration Date, this option shall terminate entirely.
        6. Effect of Corporate Transaction.
            (a) This option, to the extent outstanding at the time of a Corporate Transaction but not otherwise fully exercisable, shall automatically accelerate so that this option shall, immediately prior to the effective date of such Corporate Transaction, become exercisable for all of the Option Shares at the time subject to this option. However, this option shall not become exercisable on such an accelerated basis, if and to the extent: (i) this option is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof) or (ii) this option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Corporate Transaction on any Option Shares for which this option is not otherwise at that time exercisable (the excess of the Fair Market Value of those Option Shares over the aggregate Exercise Price payable for such shares) and provides for subsequent payout in accordance with the same exercise schedule for those Option Shares set forth in the Grant Notice.
            (b) Upon the consummation of the Corporate Transaction, this option shall terminate, except to the extent assumed by the successor corporation (or parent thereof) in connection with the Corporate Transaction.
            (c) If this option is assumed in connection with a Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee as a result of the consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.
            (d) This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
        7. Adjustment in Option Shares. Should any change be made to the Common Stock by reason of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, appropriate adjustments shall be made to (a) the total number and/or class of securities subject to this option and (b) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.
        8. Stockholder Rights. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option in accordance with the provisions of Paragraph 9, paid the Exercise Price and become a holder of record of the purchased shares.
        9. Manner of Exercising Option.
            (a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:
   (i) Execute and deliver to the Company (A) a Notice of Exercise, in substantially the form attached hereto as Exhibit I, that specifies the number of Option Shares for which the option is being exercised and (B) any additional documents which the Committee may, in its discretion, deem advisable.

   (ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:
      (A) cash or check payable to the Company’s order;
      (B) shares of Common Stock held by Optionee for the requisite period necessary to avoid a charge to the Company’s reported earnings and valued at Fair Market Value on the Exercise Date; or
      (C) through a special sale and remittance procedure pursuant to which Optionee is to provide irrevocable written instructions (1) to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, an amount sufficient to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal and state income and employment taxes required to be withheld by the Company by reason of such purchase and (2) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.
   (iii) Furnish to the Company appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.
   (iv) Make appropriate arrangements with the Company (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the option exercise.
            (b) If payment of the exercise price is made by means of the surrender of shares of Common Stock which are subject to certain restrictions, the number of shares of Common Stock issued upon the exercise of the option equal to the number of shares of restricted stock surrendered shall be subject to the same restrictions as the restricted stock that was surrendered.
            (c) Except to the extent the sale and remittance procedure specified in Paragraph 9(a)(ii)(C) is utilized in connection with the option exercise, payment of the option price for the purchased shares must accompany the Notice of Exercise.
            (d) Assuming Optionee does not sell the purchased shares of Common Stock on the Exercise Date, as soon as practical after the Exercise Date, the Company shall either (i) issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto, or (ii) instruct the Company’s transfer agent to make a book-entry reflecting the purchase on its stockholder ledger.

            (e) In no event may this option be exercised for any fractional shares.
        10. Tax Withholding. The Committee may, in its discretion and upon such terms and conditions as it may deem appropriate (including the applicable safe-harbor provisions of Securities and Exchange Commission Rule 16b-3 or any successor rule or regulation) provide Optionee (if Optionee is an Employee) with the election to surrender previously acquired shares of Common Stock or have shares withheld in satisfaction of the tax withholding obligations. To the extent necessary to avoid adverse accounting treatment, the number of shares that may be withheld for this purpose shall not exceed the minimum number needed to satisfy the applicable income and employment tax withholding rules. If Common Stock is used to satisfy the Company’s tax withholding obligations, the shares of Common Stock shall have been held by Optionee for the requisite period necessary to avoid a charge to the Company’s reported earnings and shall be valued at their Fair Market Value when the tax withholding is required to be made.
        11. Compliance with Laws and Regulations.
            (a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Company and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any Stock Exchange (or the Nasdaq Stock Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.
            (b) The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Company of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Company, however, shall use reasonable efforts to obtain all such approvals.
        12. Successors and Assigns. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Optionee, Optionee’s assigns, the legal representatives, heirs and legatees of Optionee’s estate and any beneficiaries of this option designated by Optionee.
        13. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or three days after deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.
        14. Construction. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall prevail. All decisions of the Committee with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.
        15. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to its conflict-of-laws rules.
        16. No Employment/Service Contract. Nothing in this Agreement or in the Plan shall confer upon Optionee any right to continue to be a Service Provider of the Company (or any Parent or Subsidiary) for any period of specific duration or otherwise interfere with or restrict in any way the rights of the Company (or such Parent or Subsidiary) or Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service Provider status at any time and for any reason whatsoever, with or without cause.
        17. Additional Terms Applicable to an Incentive Option. In the event this option is designated an Incentive Option in the Grant Notice, the following terms and conditions shall also apply to the grant:
            (a) This option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) this option is exercised for one or more Option Shares: (i) more than three months after the date Optionee ceases to be an Employee for any reason other than death or Permanent Disability or (ii) more than twelve months after the date Optionee ceases to be an Employee by reason of Permanent Disability.
            (b) An Incentive Option held by an Optionee who ceases to be a Employee for reasons other than death or Permanent Disability will lose its status as an Incentive Option on the ninety-first day after the date Optionee ceases to be an Employee, and thereafter the option, if it is exercisable at all, will be treated as a Non-Statutory Option. An Optionee who, pursuant to the Company’s leave of absence policy, is on a leave of absence that exceeds ninety days will be deemed to have ceased to be an Employee on the ninety-first day of the leave of absence, unless Optionee’s rights to reemployment are guaranteed by statute or contract. If an Optionee switches from Employee to independent contractor status, Optionee’s status as a Service Provider is not affected; however, this change will result in an option losing its status as an Incentive Option on the ninety-first day after the switch, and thereafter the option, if it is exercisable at all, will be treated as a Non-Statutory Option.
            (c) No installment under this option shall qualify for favorable tax treatment as an Incentive Option if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which such installment first becomes exercisable hereunder would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock for which this option or any other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Company or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed $100,000 in the aggregate. Should such $100,000 limitation be exceeded in any calendar year, this option shall nevertheless become exercisable for the excess shares in such calendar year as a Non-Statutory Option.

            (d) Should the exercisability of this option be accelerated upon a Corporate Transaction, then this option shall qualify for favorable tax treatment as an Incentive Option only to the extent the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which this option first becomes exercisable in the calendar year in which the Corporate Transaction occurs does not, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option or one or more other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Company or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed $100,000 in the aggregate. Should the applicable $100,000 limitation be exceeded in the calendar year of such Corporate Transaction, the option may nevertheless be exercised for the excess shares in such calendar year as a Non-Statutory Option.
            (e) Should Optionee hold, in addition to this option, one or more other options to purchase shares of Common Stock which become exercisable for the first time in the same calendar year as this option, then the foregoing limitations on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.
            (f) Optionee must notify the Company if Optionee disposes of shares of Common Stock acquired upon the exercise of an Incentive Option prior to the expiration of the holding periods required to qualify for long-term capital gains treatment on the sale proceeds.

EXHIBIT I
Notice of Exercise
     I hereby notify CorVel Corporation (the “Company”) that I elect to purchase ___shares of the Company’s common stock (the “Purchased Shares”) at the option exercise price of $  per share (the “Exercise Price”) pursuant to that certain option (the “Option”) granted to me under the CorVel Corporation Restated 1988 Executive Stock Option Plan on , ___.
     Concurrently with the delivery of this Exercise Notice to the Company, I shall hereby pay to the Company the aggregate Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Company (or other documents) evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker-dealer sale and remittance procedure specified in my agreement to effect payment of the aggregate Exercise Price.
               ,
Date

Optionee

Address:

Print name in exact manner it is to appear on the stock certificate:

Address to which certificate is to be sent, if different from address above:

Social Security Number:

APPENDIX
     The following definitions shall be in effect under this Agreement:
     A. Agreement shall mean this Stock Option Agreement.
     B. Board shall mean the Board of Directors of the Company.
     C. Common Stock shall mean shares of the Company’s common stock, $.0001 par value.
     D. Code shall mean the Internal Revenue Code of 1986, as amended.
     E. Committee shall mean a committee consisting of two or more members of the Board appointed by the Board to administer the Plan.
     F. Company shall mean CorVel Corporation, a Delaware corporation, or any corporate successor which shall assume the Plan.
     G. Corporate Transaction shall mean any of the following transactions for which the approval of the Company’s stockholders is obtained:
     (i) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state of the Company’s incorporation,
     (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company to any entity other than a parent or subsidiary of the Company, or
     (iii) any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company’s outstanding voting stock is transferred to holders different from those who held such fifty percent (50%) or greater interest immediately prior to such merger.
     H. Employee shall mean an individual for whom the Company or one or more of its Parent or Subsidiaries reports his or her earnings on a Form W-2.
     I. Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 9.
     J. Exercise Price shall mean the exercise price per Option Share as specified in the Grant Notice.

     K. Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.
     L. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:
     (i) If the Common Stock is at the time listed on the Nasdaq National Market or the Nasdaq SmallCap Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or the Nasdaq SmallCap Market and published in The Wall Street Journal.
     (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Committee to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal.
     (iii) If the Common Stock is not listed on the Nasdaq National Market, Nasdaq SmallCap Market or a national securities exchange, the Fair Market Value shall be the average of the closing bid and ask prices of the Common Stock on that day as reported by the Nasdaq bulletin board or any comparable system on that day.
     (iv) If the Common Stock is not traded included in the Nasdaq bulletin board or any comparable system, the Fair Market Value shall be the average of the closing bid and ask prices on that day as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.
     (v) If the date in question is not a trading day, then the Fair Market Value shall be determined based on prices for the trading day prior to the date in question.
     M. Grant Date shall mean the date of grant of the option as specified in the Grant Notice.
     N. Grant Notice shall mean the Notice of Grant of Stock Option accompanying this Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.
     O. Incentive Option shall mean an option intended to satisfy the requirements of Code Section 422.

     P. Misconduct shall mean any of the following:
     (i) Optionee’s intentional misconduct or continuing gross neglect of duties which materially and adversely affects the business and operations of the Company or any Parent or Subsidiary employing Optionee;
     (ii) Optionee’s unauthorized use or disclosure of (or attempt to use or disclose) confidential information or trade secrets of the Company or any Parent or Subsidiary; or
     (iii) Optionee’s commission of an act involving embezzlement, theft, fraud, falsification of records, destruction of property or commission of a crime or other offense involving money or other property of the Company or any Parent or Subsidiary employing Optionee.
     The reasons for termination of Optionee as a Service Provider set forth in this subparagraph are not intended to be an exclusive list of all acts or omissions which the Company (or any Parent or Subsidiary) may deem to constitute misconduct or other grounds for terminating Optionee (or any other individual).
     Q. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.
     R. Notice of Exercise shall mean the notice of exercise in the form attached hereto as Exhibit I.
     S. Option Shares shall mean the number of shares of Common Stock subject to the option as specified in the Grant Notice.
     T. Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.
     U. Parent shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each such corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
     V. Permanent Disability shall have the meaning assigned to “permanent and total disability” as set forth in Code Section 22(e)(3).
     W. Plan shall mean the CorVel Corporation Restated 1988 Executive Stock Option Plan.

     X. Service Provider shall mean an individual who renders service on a periodic basis to the Company, its Parent and/or any of its Subsidiaries as an Employee, a non-Employee member of the board of directors or a consultant or independent advisor.
     Y. Stock Exchange shall mean the American Stock Exchange or the New York Stock Exchange.
     Z. Subsidiary shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided such corporation (other than the last corporation in the unbroken chain) owns, at the time of determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. For purposes of all Non-Statutory Option grants under the Plan and all Corporate Transaction provisions of the Plan, the term “Subsidiary” shall also include any partnership, joint venture or other business entity of which the Company owns, directly or indirectly through another entity, more than a fifty percent (50%) interest in voting power, capital or profits.

Schedule A
Performance Option
Grant: 1,000 shares
Definitions:
"EPS” shall mean fully diluted net income per share (as reported in the Company’s financial statements filed with the Securities and Exchange Commission).
"Calendar 2008 Achieve Target” shall mean the Company achieves EPS of at least $*.** per share during calendar year 2008.
"Calendar 2008 Achieve Alternate Target” shall mean the Company achieves EPS of at least $*.** per share during calendar year 2008.
"Calendar 2009 Achieve Target” shall mean the Company achieves EPS of at least $*.** per share during calendar year 2009.
"Calendar 2009 Achieve Alternate Target” shall mean the Company achieves EPS of at least $*.** per share during calendar year 2009.
"Calendar 2010 Achieve Target” shall mean the Company achieves EPS of at least $*.** per share during calendar year 2010.
"Calendar 2010 Achieve Alternate Target” shall mean the Company achieves EPS of at least $*.** per share during calendar year 2010.
Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Stock Option Agreement.

*	Confidential treatment requested pursuant to Rule 24b-2 under the Securities Exchange Act of 1934. In accordance with Rule 24b-2, these confidential portions have been omitted from this exhibit and filed separately with the Securities and Exchange Commission.

Vesting Schedule:
Upon the Company achieving the specified targets set forth in the table below, the Option shall become exercisable during each stated calendar year for the number of Option Shares set forth opposite such targets described in the table below.
Performance Vesting

Performance			Number of Option Shares That Will Vest
			Calendar	Calendar	Calendar
Calendar 2008	Calendar 2009	Calendar 2010	2008	2009	2010	Total
Achieve Target	Fail to Achieve Any Target	Fail to Achieve Any Target	300	0	0	300
Achieve Target	Fail to Achieve Any Target	Achieve Alternate Target	300	0	250	550
Achieve Target	Fail to Achieve Any Target	Achieve Target	300	0	500	800
Achieve Target	Achieve Alternate Target	Fail to Achieve Any Target	300	150	0	450
Achieve Target	Achieve Alternate Target	Achieve Alternate Target	300	150	200	650
Achieve Target	Achieve Alternate Target	Achieve Target	300	150	400	850
Achieve Target	Achieve Target	Fail to Achieve Any Target	300	300	0	600
Achieve Target	Achieve Target	Achieve Alternate Target	300	300	200	800
Achieve Target	Achieve Target	Achieve Target	300	300	400	1,000
Achieve Alternate Target	Fail to Achieve Any Target	Fail to Achieve Any Target	150	0	0	150
Achieve Alternate Target	Fail to Achieve Any Target	Achieve Alternate Target	150	0	250	400
Achieve Alternate Target	Fail to Achieve Any Target	Achieve Target	150	0	500	650
Achieve Alternate Target	Achieve Alternate Target	Fail to Achieve Any Target	150	150	0	300
Achieve Alternate Target	Achieve Alternate Target	Achieve Alternate Target	150	150	200	500
Achieve Alternate Target	Achieve Alternate Target	Achieve Target	150	150	400	700
Achieve Alternate Target	Achieve Target	Fail to Achieve Any Target	150	300	0	450
Achieve Alternate Target	Achieve Target	Achieve Alternate Target	150	300	200	650
Achieve Alternate Target	Achieve Target	Achieve Target	150	300	400	850
Fail to Achieve Any Target	Fail to Achieve Any Target	Fail to Achieve Any Target	0	0	0	0
Fail to Achieve Any Target	Fail to Achieve Any Target	Achieve Alternate Target	0	0	250	250
Fail to Achieve Any Target	Fail to Achieve Any Target	Achieve Target	0	0	500	500
Fail to Achieve Any Target	Achieve Alternate Target	Fail to Achieve Any Target	0	200	0	200
Fail to Achieve Any Target	Achieve Alternate Target	Achieve Alternate Target	0	200	200	400
Fail to Achieve Any Target	Achieve Alternate Target	Achieve Target	0	200	400	600
Fail to Achieve Any Target	Achieve Target	Fail to Achieve Any Target	0	400	0	400
Fail to Achieve Any Target	Achieve Target	Achieve Alternate Target	0	400	200	600
Fail to Achieve Any Target	Achieve Target	Achieve Target	0	400	400	800
Notwithstanding anything to the contrary in this Schedule A or the Stock Option Agreement to which this Schedule A is attached, the Company shall have the right, in its sole discretion, with or without the consent of the Optionee, to amend this Schedule A to adjust any or all of the targets, dates and/or target EPS amounts as it deems equitable to recognize unusual or non-recurring events, including, but not limited to the Company’s acquisition of another business entity or assets, a corporate merger or other consolidation, or the sale or discontinuation of significant business operations or business units of the Company; changes in tax laws or accounting procedures; and any other extraordinary circumstances.